UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2014

DORAL FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Puerto Rico	001-31579	66-0312162
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1451 Franklin D. Roosevelt Avenue, San Juan, Puerto Rico	00920-2717
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (787) 474-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As disclosed in a Form 8-K filed by the Company with the Securities and Exchange Commission on October 1, 2014, Doral Bank received a second prompt corrective action (PCA) letter, dated September 26, 2014, from the Federal Deposit Insurance Corporation (FDIC). That letter did not materially change the requirements imposed on Doral Bank from a prior prompt corrective action letter dated June 12, 2014. The September PCA letter informs Doral Bank that the FDIC has not yet received the capital restoration and contingency plans required by the consent order between Doral Bank, the FDIC and the Puerto Rico Commissioner of Financial Institutions.

The recent PCA letter requiring Doral Bank to file capital restoration and contingency plans refers to requirements imposed by the FDIC with respect to formal written documents that must be submitted by Doral Bank to the FDIC. Given that transactions that form the basis for these plans have only recently been completed or are still underway, information for the plans is still being developed and finalized. Doral Bank continues to keep the FDIC apprised of the development of its written capital restoration and contingency plans. Once Doral Bank has consummated the last of the transactions that are underway, and which are subject to compliance with regulatory requirements, Doral Bank intends to embody the information already provided to the FDIC in a formal written capital restoration plan and a contingency plan reflecting the then-operating size and business activities of Doral Bank and to submit those written plans to the FDIC to satisfy FDIC requirements.

Doral Bank maintains readily available liquidity sources of approximately $1B, which is adequate liquidity to continue to operate its business and serve its clients both in the Puerto Rico and US markets.

FORWARD-LOOKING STATEMENTS

This communication contains forward-looking statements within the meaning of, and subject to the protection of, the Private Securities Litigation Reform Act of 1995, as amended. In addition, the Company may make forward-looking statements in its other press releases, filings with the Securities and Exchange Commission (the “SEC”) or in other public or shareholder communications and its senior management may make forward-looking statements orally to analysts, investors, the media and others.

These forward-looking statements may relate to the Company’s financial condition, results of operations, plans, objectives, future performance and business, including, but not limited to, statements with respect to the adequacy of the allowance for loan and lease losses, delinquency trends, market risk and the impact of general economic conditions, interest rate changes, capital markets conditions, capital adequacy and liquidity, whether purchase price adjustments or claims of indemnification will be made in connection with the sale of the Initial Commercial Assets or the Assets and whether Doral will have liability in respect of any such claim, and the effect of legal or regulatory proceedings, tax legislation and tax rules, deferred tax assets and related reserves, the ability to collect the monies due to the Company or its subsidiaries from the Commonwealth and the ability of the Company to finalize the terms of settlement with the Commonwealth relating to the 2012 Closing Agreement, compliance and regulatory matters and new accounting standards and guidance on the Company’s financial condition and results of operations. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, but instead represent the Company’s current expectations regarding future events. Such forward-looking statements may be generally identified by the use of words or phrases such as “would be,” “will allow,” “intends to,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “believe,” “expect,” “predict,” “forecast,” “anticipate,” “plan,” “outlook,” “target,” “goal,” and similar expressions and future conditional verbs such as “would,” “should,” “could,” “might,” “can” or “may” or similar expressions.

The Company cautions readers not to place undue reliance on any of these forward-looking statements since they speak only as of the date made and represent the Company’s expectations of future conditions or results and are not guarantees of future performance. The Company does not undertake and specifically disclaims any obligations to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of those statements other than as required by law, including the requirements of applicable securities laws.

Forward-looking statements are, by their nature, subject to risks and uncertainties and changes in circumstances, many of which are beyond the Company’s control. Risk factors and uncertainties that could cause the Company’s actual results to differ materially from those described in forward-looking statements can be found in the Company’s Annual Report on Form 10-K, which was filed with the SEC on March 21, 2014 and is available on the Company’s website at www.doralbank.com, as updated from time to time with the Company’s periodic and other reports filed and to be filed with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Company Name	Doral Financial Corporation

Date: October 1, 2014	By:	/s/ Enrique R. Ubarri
Enrique R. Ubarri Executive Vice President and General Counsel